Exhibit 99.1

SERVICE BANCORP, INC.	For Immediate Release
81 Main Street
Medway, MA 02053

Contact:

Mark L. Abbate

EVP & Chief Financial Officer

(888) 578-7282

Service Bancorp, Inc. Announces Special Meeting Will be Held April 23, 2009

Medway, MA, April 2, 2009 – Service Bancorp, Inc. (OTC Bulletin Board: SERC), the bank holding company for Strata Bank, announced that it will hold its Special Meeting of Stockholders at Lake Pearl Luciano’s, located at 299 Creek Street, Wrentham, Massachusetts on Thursday, April 23, 2009 beginning at 3:30 p.m., local time.

The purpose of the Special Meeting will be to consider and vote on the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 8, 2008 and amended March 18, 2009, among Middlesex Savings Bank and Service Bancorp, M.H.C., Service Bancorp, Inc. and Strata Bank. As disclosed in Service Bancorp, Inc.’s definitive proxy statement for the Special Meeting, under the Merger Agreement, the public stockholders of Service Bancorp will receive $28.00 in cash in exchange for each share of common stock following the mergers of Service Bancorp, M.H.C. and Service Bancorp, Inc. with and into Middlesex Bancorp MHC, a mutual holding company which is expected to be formed prior to the consummation of the transactions contemplated by the Merger Agreement (“Middlesex MHC”). The parties expect that Strata Bank will merge with and into Middlesex Savings Bank as soon as practicable after the holding company mergers.

The Merger Agreement has been approved by the Middlesex Savings Bank Board of Trustees, the Boards of Directors of Service Bancorp, Inc. and Strata Bank, and the Service Bancorp, M.H.C. Board of Trustees. The transaction is subject to several conditions, including the receipt of regulatory approvals, the approval of the stockholders of Service Bancorp, Inc. and the approval of the corporators of each of Service Bancorp, M.H.C. and Middlesex MHC. The meeting of the corporators of Service Bancorp, M.H.C. will also be held on Thursday, April 23, 2009.

Forward Looking Information

This press release contains forward-looking information, including information concerning Service Bancorp, Inc. and expectations concerning the mergers of Service Bancorp, M.H.C. and Service Bancorp, Inc. with and into Middlesex MHC, and of Strata Bank with and into Middlesex Savings Bank. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Service Bancorp, Inc.’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning Service Bancorp, Inc.’s belief, expectations or intentions concerning Service Bancorp, Inc.’s future performance and the likelihood that the mergers will in fact occur in a timely manner. These statements reflect Service Bancorp, Inc.’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties relating to the mergers, including obtaining all requisite regulatory approvals in a timely fashion, obtaining the timely approval of Service Bancorp, Inc.’s shareholders, absence of a material adverse effect on Service Bancorp, Inc., satisfaction of all other conditions to the mergers and timely closing of the mergers by both parties.

Additional Information and Where to Find It

Service Bancorp, Inc. filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2009, and plans to mail to its shareholders on or about April 3, 2009, a definitive proxy statement in connection with the transaction (the “Proxy Statement”). The Proxy Statement will contain important information about Service Bancorp, Inc., Strata Bank, Service Bancorp, M.H.C., Middlesex Savings Bank, the transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENT FILED WITH THE SEC, AS WELL AS ANY AMENDMENT OR SUPPLEMENT TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Service Bancorp, Inc. through the web site maintained by the SEC at www.sec.gov.

In addition, documents filed by Service Bancorp, Inc. with the SEC, including filings that will be incorporated by reference in the Proxy Statement, can be obtained, without charge, upon written request addressed to the Secretary, 81 Main Street, Medway, Massachusetts, 02053-1715.

Service Bancorp, Inc., Strata Bank, Service Bancorp, M.H.C., Middlesex Savings Bank and their respective directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Additional information regarding the interests of those participants may be obtained by reading the definitive Proxy Statement regarding the proposed transaction.

INVESTORS AND SECURITY HOLDERS SHOULD READ THE PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION.